Amendment No. 1 to the
                          Retirement Benefit Agreement

     This Amendment No. 1 is made and effective this 1st day of April, 1999.

     WHEREAS, Mylan Laboratories Inc. ("Mylan") and Roderick P. Jackson ("Employee") entered into that certain Retirement Benefit Agreement as of March 14, 1995 (the "Agreement") and now wish to amend the Agreement as provided herein to induce Employee to continue his employment with Mylan.

     NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. A new Section 3.7 is added to the Agreement, and old Sections 3.7 through 3.9 are renumbered accordingly:

               "3.7 Should Employee Retire after March 31, 2002 he shall receive two hundred fifty thousand dollars ($250,000) each year for fifteen
          (15) years."

     2.   A new  sentence is added at the end of Section 3.8  (formerly  Section
          3.7):

               "Should Employee become unable to perform the material and substantial duties of his position on or after March 31, 1999, he shall receive, pursuant to ss. 4.1, two hundred fifty thousand dollars ($250,000) per year for fifteen (15) years in lieu of any benefit specified in Sections 3.2 through 3.7"

     3.   Section 6.1 is restated as follows:

               "6.1 Upon a Change of Control prior to March 31, 1999, Jackson shall receive, in lieu of the annual payments provided for under
          Article III, the NPV of One Hundred Thousand Dollars ($100,000.00) per year for ten (10) years; provided Jackson is employed by the Company at or immediately prior to the Change of Control.

               Upon a Change of Control on or after March 31, 1999, Jackson shall receive, in lieu of the annual payments provided for under
          Article III, the NPV of Two Hundred Fifty Thousand Dollars ($250,000.00) per year for fifteen (15) years; provided Jackson is employed by the Company at or immediately prior to the Change of Control."

     4.   A new Section 10.4 is added as follows:

               "10.4 Notwithstanding any provision of this Agreement to the contrary, if a Change in Control occurs at any time (before or after Retirement), then this Article X will become inoperative.

     5.   Section 25.1(a) is amended as follows:

               "(a) The maximum  benefit to which  Employee  is  entitled  under
          Article III shall not exceed two hundred fifty thousand dollars ($250,000) per year for fifteen (15) years.





          IN WITNESS WHEREOF, in accordance with Article XVI of the Agreement, and intending to be legally bound, the parties hereto have signed (or caused their authorized agents to sign) this Amendment effective as of the date first above noted.


     MYLAN LABORATORIES INC.                     RODERICK P. JACKSON




     By:   /s/ Milan Puskar   CEO                /s/ Roderick P. Jackson
           ___________________________           _____________________________
              Title